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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2003, except for Note 13, as to which the date is February 27, 2003, relating to the consolidated financial statements and financial statement schedule of Avocent Corporation, which appears in Avocent Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama November 12, 2003

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CONSENT OF INDEPENDENT AUDITORS